Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Entrada Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	2021 Stock Option and Incentive Plan Common Stock, $0.0001 par value per share	Rule 457(c) and Rule 457(h)(1)	1,503,048(2)	$12.99(3)	$19,524,593.52	$0.00015310	$2,989.22
Equity	2021 Employee Stock Purchase Plan Common Stock, $0.0001 par value per share	Rule 457(c) and Rule 457(h)(1)	375,762(4)	$11.05(5)	$4,152,170.10	$0.00015310	$635.70
Total Offering Amounts					$23,676,763.62		$3,624.92
Total Fee Offsets							N/A
Net Fee Due							$3,624.92

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) shall also cover any additional shares of common stock, $0.0001 par value per share (“common stock”), of Entrada Therapeutics, Inc. (the “Registrant”), which become issuable under the Entrada Therapeutics, Inc. 2021 Stock Option and Incentive Plan (the “2021 Plan”) or the Entrada Therapeutics, Inc. 2021 Employee Stock Purchase Plan (the “2021 ESPP”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of common stock. Pursuant to Rule 416(c) under the Securities Act, this Registration Statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.
(2)	Represents an automatic increase of 1,503,048 shares of common stock to the number of shares available for issuance under the 2021 Plan, effective as of January 1, 2025. Shares available for issuance under the 2021 Plan were previously registered on registration statements on Form S-8 (File No. 333-260563, File No. 333-263556, File No. 333-270286 and File No. 333-277868) filed with the Securities and Exchange Commission (the “SEC”) on October 28, 2021, March 15, 2022, March 6, 2023 and March 13, 2024, respectively.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h)(1) of the Securities Act, and based on $12.99, the average of the high and low sale prices of common stock as reported on the Nasdaq Global Market on February 20, 2025.
(4)	Represents an automatic increase of 375,762 shares of common stock to the number of shares available for issuance under the 2021 ESPP, effective as of January 1, 2025. Shares available for issuance under the 2021 ESPP were previously registered on registration statements on Form S-8 (File No. 333-260563, File No. 333-263556, File No. 333-270286 and File No. 333-277868) filed with the SEC on October 28, 2021, March 15, 2022, March 6, 2023 and March 13, 2024, respectively.
(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h)(1) of the Securities Act, and based on 85% of $12.99, the average of the high and low sale prices of common stock as reported on the Nasdaq Global Market on February 20, 2025. Pursuant to the 2021 ESPP, the purchase price of the shares of common stock reserved for issuance thereunder will be 85% of the fair market value of a share of common stock on the first trading day of the applicable offering period or on the exercise date of the applicable offering period, whichever is less.